Exhibit 99.1

Investor Relations Contact: David Humphrey

Title: Vice President – Investor Relations

Phone: 479-785-6200

Email: dhumphrey@arcb.com

ArcBest® Announces Closing of the MoLo Solutions Purchase

FORT SMITH, Ark., November 1, 2021 – ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today announced that it has finalized the previously announced acquisition of MoLo Solutions, LLC (“MoLo”), a Chicago-based truckload freight brokerage, effective November 1, 2021.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 14,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

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